Exhibit 99.01

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Immersion Corporation Reports Record Revenues in First Quarter 2015

March Quarter Revenue of $16.3 Million Represents Highest Quarterly Revenue in Company History

SAN JOSE, Calif., April 30, 2015 — Immersion Corporation (NASDAQ: IMMR), the leading developer and licensor of touch feedback technology, today reported financial results for the first quarter ended March 31, 2015.

Total revenues for the first quarter of 2015 were $16.3 million, an increase of 6% compared to $15.4 million for the first quarter of 2014. Royalty and license revenues of $16.0 million for the first quarter of 2015 were up 6% from the same period last year. Net loss for the first quarter of 2015 was $(59,000), or $0.00 per share. This compares to net income of $1.9 million, or $0.06 per diluted share, for the first quarter of 2014.

Non-GAAP net income for the first quarter of 2015 was $1.7 million, or $0.06 per diluted share, compared with non-GAAP net income of $3.4 million, or $0.12 per diluted share, for the first quarter of 2014. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

Management Commentary

“Not only did we generate our highest quarterly revenues in our history, but this marks the tenth quarter in a row that we have delivered record quarterly revenue on a year-over-year basis, demonstrating a sustained period of consistent revenue breakthroughs for Immersion despite the seasonality of our business,” said Vic Viegas, chief executive officer of Immersion. “During the quarter, we launched innovative new solutions for the wearables and mobile gaming markets and achieved a significant milestone in our Basic Haptics licensing program by entering into a settlement and licensing agreement with HTC. In addition, we saw strong signs of growing momentum for haptics among device manufacturers, trend spotters and software and content creators, providing us with further confidence in our strategic efforts as we expand the use cases and applications for our technology.”

Mr. Viegas continued, “Our expenses during the first quarter, while in line with expectations, were higher on a year-over-year basis due largely to heightened litigation expense as we neared the HTC trial date, as well as the investments we have made to capitalize on opportunities in China, in connection with our content initiative, and other strategic areas. At this point, we believe we have achieved the staffing and investment levels that are appropriate to address our strategic opportunities, and are pleased that the investments that we have made are beginning to yield substantial benefits. These benefits include new customer deals in China; exciting new relationships with premier gaming and content companies; and the establishment of internal data analytics capabilities enabling us to quantify the ways in which haptics can improve the engagement and performance of our customers’ products, services and content offerings.”

“Based on our current outlook we continue to expect revenues for 2015 to be in the range of $56 million to $60 million, reflecting growth of 6% to 13% over the prior year. Assuming an effective tax rate of 35%, Non-GAAP net income for 2015 is anticipated to be in the range of $4 million to $8 million,” concluded Mr. Viegas.

Business Highlights

Recent developments demonstrate Immersion’s continued track record of innovation with the launch of groundbreaking new solutions for wearables, significant strides for tactile design and experiences within mobile gaming and the further validation of its strong IP assets, including:

•	The introduction of a new solution and design framework for OEMs producing wearables with the launch of its Instinctive Alerts Framework. Combined with the TouchSense® Core for Wearables, this offering is a new scalable solution for designing a wearable device that effectively and privately communicates to users through tactile effects, without requiring any additional audio or visual context.

•	The rollout of the TouchSense® Engage for Games, taking mobile games to the next level by providing tools plus creative design support and services for adding custom tactile effect to engage users’ sense of touch. Following this initiative, games from Rovio, Ubisoft, Sega and others featuring Immersion’s TouchSense® Engage have launched in a new collection on Google Play dedicated to games with advanced haptic technology.

•	The announcement of a settlement and license agreement with HTC Corporation, resolving the patent infringement litigation brought by Immersion against HTC, but preserving Immersion’s right to appeal the invalidity ruling affecting three of Immersion’s patents.

Conference Call Information

Immersion will host a conference call with company management on Thursday, April 30, 2015 at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss financial results for the first quarter ended March 31, 2015. To participate on the live call, analysts and investors should dial +1 888-430-8709 (conference ID: 3551009) at least ten minutes prior to the start of the call. A live and archived webcast of the conference call will also be available for 90 days within the investor relations section of Immersion’s corporate Web site at www.immersion.com.

About Immersion

Founded in 1993, Immersion (NASDAQ:IMMR) is the leading innovator in haptic technology. The company’s touch feedback solutions deliver a more compelling sense of the digital world. Using Immersion’s high-fidelity haptic systems, partners can transform user experiences with unique and customizable touch feedback effects; excite the senses in games and videos; restore “mechanical” feel by providing intuitive and unmistakable confirmation; improve safety by reducing distractions while driving; provide realistic touch feedback when performing robotic medical procedures and training simulations; and expand usability when audio and visual feedback are ineffective. Immersion’s TouchSense technology provides haptics in mobile phone, automotive, gaming, medical, and consumer electronics products from world-class companies. With over 1,900 issued or pending patents in the U.S., China and other countries, Immersion helps bring the digital universe to life. Learn more at www.immersion.com or www.touchsense.com.

Use of Non-GAAP Financial Measures

Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as Non-GAAP Net Income and Non-GAAP Net Income per diluted share, because it is useful in understanding the company’s performance as it excludes certain non-cash expenses and other special charges that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Investors are encouraged to review the related GAAP financial measures.

Forward-looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, the statements regarding positioning Immersion to capitalize on exciting market opportunities and a growing market awareness that Immersion’s touch technologies can bring richness and realism to advanced user interfaces in a wide variety of emerging industries, sufficiency of staffing and investment levels, China opportunities and our expectation that revenues for 2015 will be in the range of $56 million to $60 million and non-GAAP net income for 2015 will be in the range of $4 million to $8 million.

Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to, potential and actual claims and proceedings, including litigation involving Immersion’s intellectual property; delay in or failure to achieve commercial demand for Immersion’s or its licensees’ products; a delay in or failure to achieve the acceptance of force feedback as a critical user experience; unexpected difficulties in monetizing the patent portfolio; the commercial success of applications or devices into which Immersion’s technology is licensed; the continued popularity of mobile games and wearables; potentially lengthy sales cycles and design processes; unanticipated difficulties and challenges encountered in development efforts; unexpected costs; risks associated with doing business internationally; failure to retain key personnel; ability to retain personnel; competition; the inherently uncertain nature of litigation which makes future outcomes and timing difficult to predict; the impact of global economic conditions and other factors. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2014 which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, the Immersion logo, TouchSense, TouchSense TS3000, and TouchSense Engage are trademarks or registered trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR – C)

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Immersion Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2015 (Unaudited)	December 31, 2014 (1)
ASSETS
Cash and cash equivalents	$40,355	$14,380
Short-term investments	37,987	42,981
Accounts receivable, net	1,902	3,021
Deferred income taxes	9,377	9,377
Prepaid expenses and other current assets	597	845

Total current assets	90,218	70,604
Property and equipment, net	2,581	1,207
Deferred income tax assets	25,557	25,419
Intangibles and other assets, net	278	291

TOTAL ASSETS	$118,634	$97,521

LIABILITIES
Accounts payable	$1,670	$669
Accrued compensation	2,621	1,906
Other current liabilities	3,778	2,225
Deferred revenue	25,082	7,779

Total current liabilities	33,151	12,579
Long-term deferred revenue	6,313	7,827
Other long-term liabilities	631	512

TOTAL LIABILITIES	40,095	20,918

STOCKHOLDERS’ EQUITY	78,539	76,603

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$118,634	$97,521

(1)	Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues:
Royalty and license	$16,012	$15,157
Development, services, and other	275	279

Total revenues	16,287	15,436

Costs and expenses:
Cost of revenues (exclusive of amortization of intangibles shown separately below)	115	120
Sales and marketing	4,210	2,763
Research and development	3,727	3,058
General and administrative	8,293	6,521
Amortization of intangibles	12	20

Total costs and expenses	16,357	12,482

Operating income (loss)	(70)	2,954
Interest and other income (expense)	(25)	(7)

Income (loss) before benefit (provision) for income taxes	(95)	2,947

Benefit (provision) for income taxes	36	(1,083)

Net Income (loss)	$(59)	$1,864

Basic net income (loss) per share	$0.00	$0.07

Shares used in calculating basic net income (loss) per share	27,818	28,370

Diluted net income (loss) per share	$0.00	$0.06

Shares used in calculating diluted net income (loss) per share	27,818	29,382

Immersion Corporation

Reconciliation of GAAP Net Income (loss) to Non-GAAP Net Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
GAAP Net Income (loss)	$(59)	$1,864
Stock-based compensation	1,740	1,583

Non-GAAP Net Income	$1,681	$3,447

Non-GAAP Earnings Per Share	$0.06	$0.12

Shares used in calculating Non-GAAP Earnings per Share	28,587	29,382

Note: Shares used in calculating Non-GAAP Earnings per Share have been adjusted for the three months ended March 31, 2015 period for potentially dilutive securities of 227,000 shares for restricted stock units and 542,000 shares for stock options that are not included in GAAP net loss per share calculation.